Exhibit 99.3

Monogram Orthopaedics Files Updated Presentation on Form 8-K

– Presentation Highlights MGRM’s Competitive Differentiation and Multi-Stage Growth Strategy –

Austin, TX - October 20, 2023 - Monogram Orthopaedics Inc. (NASDAQ: MGRM) ("Monogram" or the "Company"), a medical technology company focused on reconstructive joint procedures and surgical robotics, today announced the filing of an 8-K with the U.S. Securities and Exchange Commission (“SEC”) that included an updated presentation regarding the business of the company. The presentation highlights the Company’s vision, competitive differentiation, multi-stage product strategy, and market opportunities.

To access the Presentation, please go to: https://ir.monogramorthopedics.com/.

“Monogram has come an incredibly long way over the past six years. Our system is moving quickly through verification and is now actively cutting without needing external fixation or custom holders with extremely tight accuracy and high speed. We believe our system is on track to be one of the most, if not most, advanced open platform systems internationally and highly competitive with the current state-of-the-art domestically. No high-performance autonomous active robot on the market today comes remotely close to the performance of market-leading semi-active systems in competitive markets," said Ben Sexson, Chief Executive Officer of Monogram Orthopaedics.

“Monogram recently received FDA Clearance for Export with a Certificate to Foreign Government/Certificate of Exportability that advances us on our path to launch outside the U.S. for a Pilot Program with a Global Distributor. The system is performing at a high level, testing with pilot program implants is on schedule, and we remain on track to ship on or ahead of schedule pending overseas regulatory approvals that are in process.”

About Monogram Orthopaedics

Monogram Orthopaedics (NASDAQ: MGRM) is working to develop a product solution architecture with the long-term goal of enabling patient-optimized orthopedic implants at scale by linking 3D printing and robotics with advanced pre-operative imaging. The Company has a robot prototype that can autonomously execute optimized paths for high-precision insertion of implants in synthetic bone specimens. Monogram intends to produce and market robotic surgical equipment and related software, orthopedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. The Company has not yet made 510(k) premarket notification submissions or obtained 510(k) clearances for its robotic products. FDA approval is required to market these products, and the Company has not obtained FDA approval for any of its robotic products, and it cannot estimate the timing or assure the ability, to obtain such clearances.

Monogram Orthopaedics is working to advance the way orthopedic surgery is done. Our system is being developed to combine personalized knee implants with precision robotic surgical assistants to hopefully give patients a better-fitting knee replacement with minimally invasive surgery. One hundred thousand knee replacements failing each year in a $19.4B market represents an enormous opportunity for us.

To learn more, visit www.monogramorthopedics.com.

Forward-Looking Statements

This press release may include "forward-looking statements.'' To the extent that the information presented in this presentation discusses financial projections, information, or expectations about Monogram Orthopaedics Inc.'s business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.''

Although Monogram Orthopaedics Inc. believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the offering statement filed with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Monogram Orthopaedics Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Relations

Michael Kim
Managing Director
MZ North America
737-289-0835
MGRM@mzgroup.us